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                                                                    Exhibit 10.2

                        SEPARATION AGREEMENT AND RELEASE

      This Separation Agreement and Release (hereinafter the "Agreement") dated as of the 20th day of June, 2002, contains all terms and compromises reached between Dale H. Allardyce ("Mr. Allardyce"), CellStar Ltd. (hereinafter the "Employer"), CellStar Corporation ("CellStar"), and all affiliated entities, in connection with Mr. Allardyce's separation from employment with the Employer. It is the intent of the parties, by entering into this Agreement, to resolve any and all disputes, claims or causes of action which might now exist or arise in the future between them.

IT IS THEREFORE AGREED THAT:

      1. Employer and Mr. Allardyce hereby mutually agree that Mr. Allardyce's employment with Employer, CellStar and their affiliated entities will automatically terminate effective June 30, 2002 (hereinafter the "Termination Date"). Furthermore, effective upon the Termination Date, Mr. Allardyce resigns from all director and officer positions with CellStar and its affiliated entities, and any other positions that he currently holds with the Company and its affiliates. Mr. Allardyce shall remain on the payroll as an employee from the date of this Agreement to the Termination Date and perform the duties reasonably assigned to him from time to time by the Chief Executive Officer and Board of Directors of CellStar. Mr. Allardyce will devote substantially all of his time, energy, skill and best efforts to the performance of his duties, and will faithfully and diligently perform such duties. During such time, Mr. Allardyce's actions shall be subject to the direction of the Chief Executive Officer and the Board of Directors of CellStar.

      2. In consideration for Mr. Allardyce's promises and covenants in this Agreement, the Employer agrees:

      a.   to pay Mr. Allardyce's current salary through the Termination Date.

      b. to pay Mr. Allardyce, in accordance with the formula set forth in the Employment Agreement dated November 12, 1999 between Mr. Allardyce and the Employer (the "Employment Agreement"), the amount of $546,849.11 (less required withholding), within fifteen (15) days after the Termination Date;

      c. to pay Mr. Allardyce for accrued, but unused, vacation and personal days upon the Termination Date;

      d. to pay Mr. Allardyce the Annual Incentive Payment (less required withholding) pursuant to paragraph 1.4(b) and 1.6(c) of the Employment Agreement (which sections, as modified by this paragraph 2, are incorporated herein by reference) promptly after the amount of such payment is determined, if such payment is earned in accordance with the terms of its grant;

      e. to pay $670.58 per month (plus applicable employment taxes) of the total monthly premium due by Employee on his COBRA health care continuation coverage

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           pursuant to Section 4980B of the Internal Revenue Code of 1986, as
           amended, and Section 601, et seq. of the Employee Retirement Income Security Act of 1974, as amended, for the continuation of the current medical, dental and vision insurance provided by the Employer for Employee and family until November 11, 2003 so long as Employee pays when due the balance of the monthly premium due for such coverage. Employee agrees to timely elect COBRA coverage upon the Termination Date. Employee further agrees to timely submit to the Employer's Human Resources Department his monthly payment for his portion of the COBRA premium in accordance with Employer's standard procedures. Employee understands that all amounts paid by Employer pursuant to this subsection shall constitute taxable income to him. In the event the total COBRA premium increases at any time during the effective period, the portion payable by the Employer shall be adjusted so that such portion constitutes 70% of the total premium payable.

      f. the unvested portion of the Option (as defined in paragraph 1.4(c) of the Employment Agreement) shall vest as of the Termination Date, as required by Section 1.4(c) of the Employment Agreement, which section is incorporated herein by reference; and

      g. to allow Mr. Allardyce to retain the laptop computer currently used by Mr. Allardyce together with the non-CellStar proprietary software currently loaded on such computer; provided, however, that CellStar shall have the right to delete all email and other CellStar related data stored on such laptop.

      3. In consideration for the promises, payments and benefits provided herein by Employer, and in order to fully compromise and settle any and all claims and causes of action of any kind whatsoever relating to or arising out of Mr. Allardyce's employment with Employer, including any claim arising under common law, contractual claim (except for and as set forth in this Separation Agreement and Release or in any stock option agreement existing at the Termination Date between Mr. Allardyce and CellStar), or any other federal, state or local statute or ordinance, Mr. Allardyce agrees:

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      a.   that Mr. Allardyce will and hereby does unconditionally release, acquit and forever discharge Employer, all of its parent, subsidiary and affiliated companies, and all of their officers, directors, representatives, employees and agents from any and all charges, complaints, claims, causes of action, suits and expenses (including attorney fees and costs actually incurred) of any nature whatsoever, known or unknown, regarding any matter existing on or prior to the date hereof, including without limitation those obligations or matters relating to or arising out of the Employment Agreement which is hereby terminated and Mr. Allardyce's employment or separation thereof from Employer, except as specifically expressed in this instrument or under any stock option agreement existing at the Termination Date between Mr. Allardyce and CellStar or under any employee welfare benefit plan or 401(k) plan of Employer in which Mr. Allardyce participates on the Termination Date. THIS RELEASE INCLUDES, BUT IS NOT LIMITED TO, ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THE EMPLOYMENT AGREEMENT (EXCEPT FOR AND AS SET FORTH IN THIS SEPARATION AGREEMENT, AND IN ANY STOCK OPTION AGREEMENT EXISTING AT THE TERMINATION DATE BETWEEN MR. ALLARDYCE AND EMPLOYER), MR. ALLARDYCE'S EMPLOYMENT WITH EMPLOYER AND THE SEPARATION THEREOF, OR ANY BENEFITS ASSOCIATED WITH SUCH EMPLOYMENT, INCLUDING ANY CLAIM UNDER TITLE VII OF THE CIVIL RIGHTS ACTS OF 1964, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, OR ANY OTHER COMMON LAW, CONTRACTUAL OR STATUTORY CLAIM; and

      b. that Mr. Allardyce will not file any charges or complaints against Employer or any of its affiliates with the Equal Employment Opportunity Commission, the Texas Commission on Human Rights, or any other local, state or federal agency or court, and that if Mr. Allardyce filed or has filed any such complaint or charge, and/or if any such agency or court assumes jurisdiction of any complaint or charge against Employer or any of its affiliates on behalf of Mr. Allardyce, Mr. Allardyce will request such agency or court to withdraw from the matter and dismiss said action.

      4. Employer and CellStar, for themselves and each of their affiliated companies, release, acquit and forever discharge Mr. Allardyce from any and all claims related to, or arising out of, Mr. Allardyce's performance of his job duties for Employer, CellStar or their affiliated companies, so long as he acted in good faith, in a manner he reasonably thought to be in, or not opposed to, the best interests of Employer, CellStar or their affiliated companies and had no reasonable cause to believe his conduct was unlawful or illegal.

      5. Notwithstanding anything herein contained to the contrary, from and after the date hereof Mr. Allardyce shall have full rights as described in
Article 4 of the Employment Agreement with respect to actions taken or omitted by him on behalf of the Employer during his employment and also with respect to any third-party claims.

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     6.   Except as required by law, all parties agree that they will keep the terms, amount and existence of this Agreement confidential, except for disclosures to Mr. Allardyce's spouse, attorney and financial advisors, and that neither party hereto will make any disparaging statements or allegations about the other to any person or governmental agency, including comments about Employer's employees, officers, directors or agents or about the reputations of Employer or any such person. It is recognized that CellStar may be required to file a copy of this Agreement with the Securities and Exchange Commission, issue a press release relating to Mr. Allardyce's separation, and make other disclosures required of a public company pursuant to applicable law, and any such filing, press release or disclosure shall not be deemed to violate the provisions of this Agreement. CellStar agrees that Mr. Allardyce shall have the opportunity to review any draft press release relating to Mr. Allardyce's separation prior to its release.

     7. The provisions of Article 2 of the Employment Agreement are incorporated herein and remain in effect as if set forth herein in their entirety, for a period of one (1) year following the Termination Date; provided, however, that Section 2.4(d) thereof is amended and restated in its entirety as follows:

          (d) Competing Business. "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, organization, or other entity primarily engaged in the wholesale or retail distribution of wireless handheld mobile phones in any domestic or international market area in which Employer, Parent or any of their Affiliates does business at any time during the Employee's employment with Employer or any of its Affiliates.

     8. As a further material inducement to enter into this Agreement, any party who breaches this Agreement must reimburse the non-breaching party for any and all loss, cost, damage or expense, including, without limitation, attorneys fees incurred as a result of any effort, action or lawsuit to enforce this Agreement. In addition, any breach of the Agreement will entitle the non-breaching party to seek injunctive relief to enforce this Agreement and to recover any actual damages incurred as a result of said breach. In the event of litigation, the losing party must pay the attorneys fees of the prevailing party.

     9. Mr. Allardyce represents and acknowledges that in executing the Agreement he does not rely and has not relied upon any representation made by Employer or its agents, representatives or attorneys with regard to the subject matter, basis or fact of said Agreement, except on those contained in this Agreement. The parties agree that this Agreement represents a resolution of various matters and shall not be construed to be an admission of any liability or obligation by either party to the other party.

     10. This Agreement shall be binding upon and inure to the benefit of Mr. Allardyce and, upon Mr. Allardyce's death, his heirs, administrators, representatives, executors, successors and assigns. This Agreement shall be binding upon and inure to the benefit of the Employer, all of its parent, subsidiary and affiliated companies, and any corporation or other entity into which or with which any thereof shall be liquidated, merged or consolidated.

     11. This Agreement is made within the State of Texas and shall in all respects be

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interpreted, enforced and governed under the laws thereof, and shall in all cases be construed as a whole (according to its fair meaning and not strictly for or against any of the parties).

     12. Should any provision of this Agreement be declared or be determined illegal and invalid, the validity of the remaining parts will not be affected.

     13. The parties, by their signatures below, represent and agree that (a) each has read this Agreement carefully and completely, and understands all provisions contained therein; (b) Mr. Allardyce has been given a period of at least twenty-one (21) days to consider and review this Agreement; (c) Mr. Allardyce has seven (7) days after he signs this Agreement to revoke it, in which case this Agreement and all obligations contained herein are null and void; and (d) Mr. Allardyce is aware of his right to consult with legal counsel and has ample opportunity to do so if he so desires.

     14. No change or modification of this Agreement shall be valid unless in writing and signed by all parties hereto.

     15. Mr. Allardyce will, if possible, cooperate with Employer in response to reasonable requests for information or assistance by Employer in connection with all matters relating to or arising out of his employment with Employer.

     16. Mr. Allardyce represents that he has not disclosed, and agrees that he will not disclose material non-public information about Employer or any of its parent, subsidiary or affiliate companies to anyone other than Employer's officers, directors, attorneys and accountants.

     17. CellStar guarantees the payment and performance of all obligations of Employer under this Separation Agreement and Release and agrees it will pay or perform those obligations if for any reason Employer fails to do so. This guarantee is absolute, continuing, irrevocable and not conditional or contingent. Any notice given hereunder to either Employer or CellStar will be deemed to be notice to CellStar for purposes of this guaranty.

                                    ********

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     18.  MY SIGNATURE BELOW INDICATES THAT I HAVE READ THE ABOVE AGREEMENT AND
VOLUNTARILY AGREE AND CONSENT TO THE TERMS AND CONDITIONS THEREIN.


 /s/ Dale H. Allardyce                          Signed in Carrollton, Texas
---------------------------------------         on June 20, 2002.
Dale H. Allardyce


     SUBSCRIBED AND SWORN to before me, the undersigned Notary Public on this the 20 day of June, 2002.

                                        /s/ Shelly T. Sheets
                                        -------------------------------
                                        Notary Public in and for the
                                        State of Texas



CELLSTAR LTD.
By:  National Auto Center, Inc.


     By: /s/ Terry S. Parker                    Signed in Carrollton, Texas
        -------------------------------         on June 20, 2002.
             Terry S. Parker
             Chief Executive Officer


CELLSTAR CORPORATION


By:  /s/ Terry S. Parker                        Signed in Carrollton, Texas
   ------------------------------------         on June 20, 2002.
        Terry S. Parker
        Chief Executive Officer



     SUBSCRIBED AND SWORN to before me, the undersigned Notary Public on this the 20 day of June, 2002.

                                    /s/ Shelly T. Sheets
                                   ---------------------
                            Notary Public in and for the
                                  State of Texas

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